                                                                   Exhibit 23


                        ARTHUR ANDERSEN LLP


             Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-09813 and No. 333-09823.


Arthur Andersen LLP

Sacramento, California
March 27, 1997